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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2014 (April 23, 2014)

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HSBC USA INC.
(Exact name of registrant as specified in its charter)

Commission File Number 1-7436

Maryland	13-2764867
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

452 Fifth Avenue New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (212) 525-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
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On April 23, 2014, the Board of Directors (the “Board”) of HSBC USA Inc. (the “Registrant”) approved an amendment to and a restatement of its bylaws (the “Bylaws”), which were effective immediately upon such approval by the Board.
The Bylaws were amended to reflect that only officers that are policy making officers of the Registrant, as well as certain heads of control functions for which the Board and its committees have direct line of sight, shall be presented to the Board for approval. The amendments also authorize the Chief Executive Officer and the Head of Human Resources to appoint general officers up to and including Executive Vice Presidents other than those reserved to the Board. Additionally, the amendments clarify that in the absence of an appointment of a Treasurer, the Chief Financial Officer has the responsibilities of the Treasurer, and also delete the reference to certain duties of the Audit Committee. Other ministerial amendments were also made.
The foregoing summary is qualified in its entirety by reference to the Bylaws, which are attached as Exhibit 3.2 hereto and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
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(d)	Exhibits.
	Exhibit No.	Description
	3.2	Bylaws of HSBC USA Inc., as amended and restated, effective April 23, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HSBC USA Inc.

By:

	Name:	/s/ Jeanine L. McHugh
	Title:	Senior Vice President, Deputy General Counsel -- Corporate
Date: April 28, 2014

Index to Exhibits

Exhibit No.	Description of Exhibit
3.2	Bylaws of HSBC USA Inc., as amended and restated, effective April 23, 2014.

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